Exhibit 99.1

News Release

ADVANSIX ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS

1Q24 Sales of $337 million, down 16% versus prior year
1Q24 Earnings Per Share of ($0.65); Adjusted Earnings Per Share of ($0.56)
1Q24 results include approximately $27 million unfavorable pre-tax income impact from previously announced process-based operational disruption
Continued commitment to corporate social responsibility and sustainability performance with ISCC PLUS certification, and EcoVadis and CDP ratings

Parsippany, N.J., May 3, 2024 - AdvanSix (NYSE: ASIX), a diversified chemistry company, today announced its financial results for the first quarter ending March 31, 2024. Overall, its first quarter results were impacted by the previously announced process-based operational disruption at our Frankford, PA manufacturing site with a delayed ramp to targeted utilization rates across our integrated value chain, which has been fully resolved.
First Quarter 2024 Summary
•Sales down 16% versus prior year driven by 9% unfavorable impact of market-based pricing and a 7% decrease in volume primarily due to the operational disruption at our Frankford site
•Net Loss of ($17.4) million, a decrease of $52.4 million versus the prior year
•Adjusted EBITDA of $0.6 million, a decrease of $64.8 million versus the prior year
•Cash Flow from Operations of ($36.2) million, a decrease of $37.8 million versus the prior year
•Capital Expenditures of $35.4 million, an increase of $10.8 million versus the prior year
•Free Cash Flow of ($71.6) million, a decrease of $48.6 million versus the prior year
•Returned $11 million of cash to shareholders through repurchases and dividends in 1Q24

“I would like to once again thank our customers, partners and teammates for their collaboration throughout the first quarter to mitigate value chain impact as we navigated the operational disruption at our Frankford manufacturing site. The total unfavorable impact to pre-tax income in the first quarter was approximately $27 million comprised of the impact of lost sales and other additional costs, including purchases of replacement product and incremental plant spend,” said Erin Kane, president and CEO of AdvanSix. “We are currently operating at targeted utilization rates across our integrated value chain and are well positioned to serve our key customers, particularly in Plant Nutrients as the domestic planting season progresses and in our acetone portfolio amid a tight global supply and demand environment. Our recent certification to the International Sustainability and Carbon Certification (ISCC) PLUS standard for three of our manufacturing sites helps our customers transform and meet their own sustainability goals, while our third consecutive Platinum rating by EcoVadis and strong ratings by CDP for water security and climate change underscore our commitment to corporate social responsibility and sustainability performance."

Summary first quarter 2024 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	1Q 2024	1Q 2023
Sales	$336,829	$400,544
Net Income (Loss)	(17,396)	34,954
Diluted Earnings Per Share	($0.65)	$1.22
Adjusted Diluted Earnings Per Share (1)	($0.56)	$1.30
Adjusted EBITDA (1)	595	65,354
Adjusted EBITDA Margin % (1)	0.2%	16.3%
Cash Flow from Operations	(36,202)	1,575
Free Cash Flow (1)(2)	(71,590)	(23,028)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $337 million in the quarter decreased approximately 16% versus the prior year. Market-based pricing was unfavorable by 9% compared to the prior year primarily reflecting reduced ammonium sulfate pricing amid lower raw material input costs and a more stable global nitrogen supply environment, as well as lower nylon pricing due to unfavorable supply and demand conditions. Sales volume decreased approximately 7% primarily driven by lost sales resulting from the first quarter operational disruption. Raw material pass-through pricing was approximately flat.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	1Q 2024		1Q 2023
	Sales	% of Total	Sales	% of Total
Nylon	$84,389	25%	$99,372	25%
Caprolactam	61,476	18%	72,390	18%
Ammonium Sulfate	85,263	25%	114,218	28%
Chemical Intermediates	105,701	32%	114,564	29%
Total	$336,829	100%	$400,544	100%

Adjusted EBITDA of $0.6 million in the quarter decreased $64.8 million versus the prior year primarily due to the impact of the first quarter operational disruption and unfavorable market-based pricing, net of raw material costs.

Adjusted earnings per share of ($0.56) decreased $1.86 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of ($36.2) million in the quarter decreased $37.8 million versus the prior year primarily driven by lower net income and the impact of changes in working capital. Capital expenditures of $35.4 million in the quarter increased $10.8 million versus the prior year primarily reflecting increased spend on enterprise programs and other maintenance projects.

Outlook
•Expect second quarter 2024 ammonium sulfate sequential pricing improvement amid continued sulfur demand growth and tight North American supply
•Expect balanced to tight global acetone supply and demand conditions
•Expect nylon industry spreads to modestly improve through 2024 off 2023 trough levels
•Continue to expect Capital Expenditures of $140 million to $150 million in 2024, reflecting increased spend to address critical enterprise risk mitigation and growth projects including our SUSTAIN (Sustainable U.S. Sulfate to Accelerate Increased Nutrition) program
•Continue to expect pre-tax income impact of planned plant turnarounds to be $38 to $43 million in 2024; Shifting larger planned turnaround to 4Q24 from 3Q24

"As we look forward into the second quarter and beyond, there are a number of tailwinds at our back including strengthening fertilizer pricing, a continued tight global acetone supply and demand environment, an anticipated modest improvement in nylon industry spreads, and a return to expected robust plant utilization rates. With our proven ability to manage through various cycles, we remain highly focused on executing all levers in our control while driving progress on our long-term potential,” concluded Kane.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on May 28, 2024 to stockholders of record as of the close of business on May 14, 2024.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s first quarter 2024 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on May 3 until 12 noon ET on May 10 by dialing (877) 344-7529

(domestic) or (412) 317-0088 (international). The access code is 7285784.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine, the conflict in Israel and Gaza, and the possible expansion of such conflicts; the effect of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$20,633	$29,768
Accounts and other receivables – net	171,196	165,393
Inventories – net	190,921	211,831
Taxes receivable	8	1,434
Other current assets	8,549	11,378
Total current assets	391,307	419,804

Property, plant and equipment – net	861,982	852,642
Operating lease right-of-use assets	86,835	95,805
Goodwill	56,192	56,192
Intangible assets	45,431	46,193
Other assets	26,236	25,384
Total assets	$1,467,983	$1,496,020

LIABILITIES
Current liabilities:
Accounts payable	$196,772	$259,068
Accrued liabilities	46,771	44,086
Income taxes payable	935	8,033
Operating lease liabilities – short-term	28,358	32,053
Deferred income and customer advances	11,286	15,678
Total current liabilities	284,122	358,918

Deferred income taxes	152,160	151,059
Operating lease liabilities – long-term	58,621	63,961
Line of credit – long-term	245,000	170,000
Postretirement benefit obligations	4,790	3,660
Other liabilities	10,133	9,185
Total liabilities	754,826	756,783

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 32,922,935 shares issued and 26,813,996 outstanding at March 31, 2024; 32,598,946 shares issued and 26,750,471 outstanding at December 31, 2023	329	326
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Treasury stock at par (6,108,939 shares at March 31, 2024; 5,848,475 shares at December 31, 2023)	(61)	(58)
Additional paid-in capital	133,823	138,046
Retained earnings	583,218	605,067
Accumulated other comprehensive loss	(4,152)	(4,144)
Total stockholders' equity	713,157	739,237
Total liabilities and stockholders' equity	$1,467,983	$1,496,020

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Sales	$336,829	$400,544

Costs, expenses and other:
Costs of goods sold	333,864	330,042
Selling, general and administrative expenses	23,593	25,114
Interest expense, net	2,699	1,267
Other non-operating (income) expense, net	90	(108)
Total costs, expenses and other	360,246	356,315

Income (loss) before taxes	(23,417)	44,229
Income tax expense (benefit)	(6,021)	9,275
Net Income (loss)	$(17,396)	$34,954

Earnings per common share
Basic	$(0.65)	$1.27
Diluted	$(0.65)	$1.22

Weighted average common shares outstanding
Basic	26,878,660	27,601,784
Diluted	26,878,660	28,586,563

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(17,396)	$34,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,102	17,845
Loss on disposal of assets	89	168
Deferred income taxes	1,108	(170)
Stock-based compensation	2,211	2,013
Amortization of deferred financing fees	155	155
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(5,818)	14,007
Inventories	20,910	(9,133)
Taxes receivable	1,426	8,748
Accounts payable	(52,995)	(54,489)
Income taxes payable	(7,098)	1,101
Accrued liabilities	2,150	(8,408)
Deferred income and customer advances	(4,392)	(8,758)
Other assets and liabilities	4,346	3,542
Net cash provided by (used for) operating activities	(36,202)	1,575

Cash flows from investing activities:
Expenditures for property, plant and equipment	(35,388)	(24,603)
Other investing activities	(1,419)	(1,003)
Net cash used for investing activities	(36,807)	(25,606)

Cash flows from financing activities:
Borrowings from line of credit	184,500	78,000
Payments of line of credit	(109,500)	(66,000)
Principal payments of finance leases	(239)	(231)
Dividend payments	(4,290)	(4,020)
Purchase of treasury stock	(7,023)	(13,499)
Issuance of common stock	426	622
Net cash provided by (used for) financing activities	63,874	(5,128)

Net change in cash and cash equivalents	(9,135)	(29,159)
Cash and cash equivalents at beginning of period	29,768	30,985
Cash and cash equivalents at the end of period	$20,633	$1,826

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable	$13,442	$8,193

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2024	2023
Net cash provided by (used for) operating activities	$(36,202)	$1,575
Expenditures for property, plant and equipment	(35,388)	(24,603)
Free cash flow (1)	$(71,590)	$(23,028)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended March 31,
	2024	2023
Net Income (Loss)	$(17,396)	$34,954
Non-cash stock-based compensation	2,211	2,013
Non-recurring, unusual or extraordinary income	—	—
Non-cash amortization from acquisitions	532	532
Non-recurring M&A costs	—	—
Benefit from income taxes relating to reconciling items	(465)	(435)
Adjusted Net Income (Loss)	(15,118)	37,064
Interest expense, net	2,699	1,267
Income tax expense (benefit) - Adjusted	(5,556)	9,710
Depreciation and amortization - Adjusted	18,570	17,313
Adjusted EBITDA	$595	$65,354

Sales	$336,829	$400,544

Adjusted EBITDA Margin (2)	0.2%	16.3%

(2) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended March 31,
	2024	2023
Net Income (Loss)	$(17,396)	$34,954
Adjusted Net Income (Loss)	(15,118)	37,064

Weighted-average number of common shares outstanding - basic	26,878,660	27,601,784
Dilutive effect of equity awards and other stock-based holdings	—	984,779
Weighted-average number of common shares outstanding - diluted	26,878,660	28,586,563

EPS - Basic	$(0.65)	$1.27
EPS - Diluted	$(0.65)	$1.22
Adjusted EPS - Basic	$(0.56)	$1.34
Adjusted EPS - Diluted	$(0.56)	$1.30

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (3)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024E	~$5	~$3	~$2	$28-$33	$38-$43	Ammonia

(3) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.